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EXHIBIT 23(c)

                          FRIEDBERG, SMITH & CO., P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                 855 MAIN STREET
                              BRIDGEPORT, CT  06604
                              PHONE (203) 366-5876
                               FAX (203) 366-1924


                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
DS Bancor, Inc.
Derby, Connecticut


We consent to the incorporation by reference in the registration statement on Form S-8 (No. 33-53803) of the DS Bancor, Inc. 1994 Stock Option Plan of our report dated February 10, 1995 relating to the consolidated statements of position of DS Bancor, Inc. and Subsidiary as of December 31, 1994 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of DS Bancor, Inc. and Subsidiary.




                                                    Friedberg, Smith & Co., P.C.



Bridgeport, Connecticut
March 22, 1995


                                       53.